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                                                                       EXHIBIT 7
                                                                  EXECUTION COPY

                           CONSENT, WAIVER AND RELEASE

         This Consent, Waiver and Release is made as of this 28th day of March, 2001, by DONALD A. BURNS, an individual (the "LENDER"), for the benefit of GOLD & APPEL TRANSFER, S.A., a British Virgin Islands corporation (the "COMPANY").

         WHEREAS, the Company, along with Revision, LLC, a Delaware limited liability company ("REVISION"), and Walter C. Anderson ("ANDERSON," and together with Revision and the Company, the "BORROWERS"), obtained financing from the Lender, pursuant to the terms and provisions of that certain Amended and Restated Promissory Note, dated as of March 1, 2001, by and among the Borrowers in favor of the Lender (the "NOTE").

         WHEREAS, as collateral for the Note, the Borrowers and certain of their affiliates pledged their respective interests in certain shares of stock and certain limited liability company interests (collectively, the "PLEDGED INTERESTS"), pursuant to that certain Amended and Restated Pledge Agreement, dated as of March 1, 2001, by and among the Borrowers, the Foundation for the International Non-governmental Development of Space, a Delaware non-profit corporation ("FINDS"), and Entree International Limited, a Delaware corporation ("ENTREE," and, together with the Borrowers and FINDS, the "PLEDGORS"), on the one hand, and the Lender on the other hand (the "PLEDGE AGREEMENT");

         WHEREAS, the Company pledged, among other things, its interests in 5,671,300 shares of common stock (the "CAPSULE SHARES"), par value $.001 per share, of Capsule Communications, Inc., a Delaware corporation ("CAPSULE"), pursuant to the Pledge Agreement;

         WHEREAS, the Pledge Agreement places certain restrictions on the Pledged Interests, including, but not limited to, the sale, assignment, transfer, conveyance and disposal of any of the Pledged Interests;

         WHEREAS, the Company desires to sell the Capsule Shares to Henry G. Luken III (the "PURCHASER"), and the Purchaser desires to buy the Capsule Shares, pursuant to that certain Stock Purchase Agreement by and between the Company and the Purchaser dated as of even date herewith (the "SALE");

         WHEREAS, proceeds from the Sale in the amount of $1,134,260 (the "PROCEEDS") were delivered to the Lender on the date hereof; and

         WHEREAS, the Company desires the Lender, and the Lender has agreed for valuable consideration, to release in full the Capsule Shares from the Pledge Agreement and terminate the Lender's security interest in and liens on the Capsule Shares.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably:

1. Waives any rights with respect to the Capsule Shares pursuant to the Pledge Agreement and the Note (other than the right to receive the Proceeds);

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                                                                       EXHIBIT 7
                                                                  EXECUTION COPY


2.       Consents to the Sale;

3. Releases in full and terminates its security interest in and liens upon the Capsule Shares;

4. Waives, releases and forever discharges any obligations of the Pledgors and/or Capsule to register the Capsule Shares pursuant to Sections 6.5 and 6.8 of the Pledge Agreement (the "REGISTRATION");

5. Waives any default of the Pledgors for their failure to effect the Registration as of the date of this Consent, Waiver and Release; and

6. Agrees that, without any further action of the parties thereto, the Capsule Shares are no longer "Shares" (as such term is defined in the Pledge Agreement) under the Pledge Agreement.




                            [SIGNATURE PAGE FOLLOWS]


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                                                                       EXHIBIT 7
                                                                  EXECUTION COPY

         The undersigned, intending to be legally bound, has executed this Consent, Waiver and Release as of the date first written above.

                                                  LENDER:

                                                  /s/   Donald A. Burns
                                                  ------------------------------
                                                  Donald A. Burns, an individual